 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 31, 1997
                                                     REGISTRATION NO. 333-36799
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                      PRE-EFFECTIVE AMENDMENT NO. 2
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                     ORTHODONTIC CENTERS OF AMERICA, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
              DELAWARE                                 72-1278948
   (STATE OR OTHER JURISDICTION OF                  (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                IDENTIFICATION NUMBER)
                    5000 SAWGRASS VILLAGE CIRCLE, SUITE 25
                       PONTE VEDRA BEACH, FLORIDA 32082
                                (904) 280-4500
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                            DR. GASPER LAZZARA, JR.
                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                     ORTHODONTIC CENTERS OF AMERICA, INC.
                    5000 SAWGRASS VILLAGE CIRCLE, SUITE 25
                       PONTE VEDRA BEACH, FLORIDA 32082
                                (904) 280-4500
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------

                                  COPIES TO:
         J. CHASE COLE, ESQ.                     JEFFREY M. STEIN, ESQ.
 WALLER LANSDEN DORTCH & DAVIS, PLLC                 KING & SPALDING
     2100 NASHVILLE CITY CENTER                    191 PEACHTREE, N.E.
   NASHVILLE, TENNESSEE 37219-1760             ATLANTA, GEORGIA 30303-1763
           (615) 244-6380                            (404) 572-4600
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The expenses of this offering, which are to be paid by the Company, are estimated as follows:

      Securities and Exchange Commission Registration Fee............. $ 34,771
      National Association of Securities Dealers, Inc. Fee............   11,975
      State Qualification Expenses (including legal fees).............    1,000
      Printing Expenses...............................................  175,000
      Legal Fees and Expenses.........................................  100,000
      Auditors' Fees and Expenses.....................................  100,000
      Transfer Agent and Registrar Fees...............................    5,000
      Miscellaneous Expenses..........................................  177,746
                                                                       --------
        Total......................................................... $600,000
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law grants corporations the power to indemnify their directors, officers, employees and agents in accordance with the provisions thereof. The Registrant's Restated Certificate of Incorporation provides for indemnification of Registrant's directors, officers, agents and employees to the full extent permissible under Section 145 of the Delaware General Corporation Law.

  See Section 8 of the Underwriting Agreement.

  Presently there is no pending litigation or proceeding involving a director or officer of the Company as to which indemnification is being sought, nor is the Company aware of any threatened litigation that may result in claims for indemnification by any officer or director.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits

 EXHIBIT
 NUMBER                        DESCRIPTION OF EXHIBITS
 -------                       -----------------------
   1.1   --Underwriting Agreement*
   3.1   --Restated Certificate of Incorporation of the Registrant**
   3.2   --Bylaws of the Registrant(1)
   4.1   --Specimen Stock Certificate(1)
   5.1   --Opinion of Waller Lansden Dortch & Davis, A Professional Limited
           Liability Company**
  21.1   --List of subsidiaries of the Registrant(2)
  23.1   --Consent of Ernst & Young LLP**
  23.2   --Consent of Waller Lansden Dortch & Davis, A Professional Limited
           Liability Company (included in Exhibit 5.1)**
  24.1   --Power of Attorney**

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(1) Incorporated by reference to exhibits filed with the Registrant's
    Registration Statement on Form S-1, Registration Statement No. 33-85326.
(2) Incorporated by reference to exhibits filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

* Filed herewith.

 ** Previously filed.

  (b) Financial Statement Schedules

  All schedules for which provision is made in the applicable accounting regulations of the Commission are not required under the related instructions or are inapplicable, and therefore have been omitted.

ITEM 17. UNDERTAKINGS.

  The undersigned Registrant hereby undertakes that, for purpose of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ponte Vedra Beach, State of Florida, on October 31, 1997.

                                          ORTHODONTIC CENTERS OF AMERICA, INC.

                                             /s/ Gasper Lazzara, Jr., D.D.S.
                                          By:__________________________________
                                                Gasper Lazzara, Jr., D.D.S.
                                                Chairman and Chief Executive
                                                 Officer

  Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment to the Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the date indicated.


             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

/s/  Gasper Lazzara, Jr., D.D.S.     Chairman of the Board, Chief   October 31, 1997
____________________________________ Executive Officer and
    Gasper Lazzara, Jr., D.D.S.      Director (principal
                                     executive officer)

                 *                   Chief Financial Officer,       October 31, 1997
____________________________________ Senior Vice-President,
   Bartholomew F. Palmisano, Sr.     Treasurer, Secretary and
                                     Director (principal
                                     financial accounting
                                     officer)

                 *                   President and Director         October 31, 1997
____________________________________
          Geoffrey L. Faux

                 *                   Chief Operating Officer and    October 31, 1997
____________________________________ Director
         Michael C. Johnsen

                 *                   Director                       October 31, 1997
____________________________________
       Edward J. Walters, Jr.

                 *                   Director                       October 31, 1997
____________________________________
         A Gordon Tunstall

                 *                   Director                       October 31, 1997
____________________________________
        Ashton J. Ryan, Jr.

    /s/ Gasper Lazzara, Jr.,
            D.D.S.
*By: __________________________
  Gasper Lazzara, Jr., D.D.S.
        Attorney-in-fact

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                        DESCRIPTION OF EXHIBITS
 -------                       -----------------------
   1.1   --Underwriting Agreement*
   3.1   --Restated Certificate of Incorporation of the Registrant**
   3.2   --Bylaws of the Registrant(1)
   4.1   --Specimen Stock Certificate(1)
   5.1   --Opinion of Waller Lansden Dortch & Davis, A Professional Limited
           Liability Company**
  21.1   --List of subsidiaries of the Registrant(2)
  23.1   --Consent of Ernst & Young LLP**
  23.2   --Consent of Waller Lansden Dortch & Davis, A Professional Limited
           Liability Company (included in Exhibit 5.1)**
  24.1   --Power of Attorney**

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(1) Incorporated by reference to exhibits filed with the Registrant's
    Registration Statement on Form S-1, Registration Statement No. 33-85326.
(2) Incorporated by reference to exhibits filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

*  Filed herewith.

** Previously filed.